Exhibit 99.2

Company:	Tidewater Inc.
Event:	2013 Johnson Rice & Co Energy Conference
Participant:	Jeff Platt- President and Chief Executive Officer
Joe Bennett - Executive Vice President and Chief Investor Relations Officer
Date:	October 2, 2013

Interviewer

Our next presenting company runs the world’s largest fleet of offshore supply vessels. Over the past several years, they have executed a major fleet renewal program, while maintaining their dividend and opportunistically buying back stock. They are highly levered to the rapid growth of the offshore rig count and we are pleased to welcome the President and Chief Executive Officer of Tidewater, Jeff Platt, as well as Executive Vice President and Chief Investor Relations Officer, Joe Bennett. Thank you.

Jeff Platt

Thank you and good morning everybody. We’ll get started here with the Tidewater presentation. Certainly, we take care of the legal side of things. This is our safe harbor statement. Now, we can get into the presentation.

Over the next couple of, minutes, myself, and then Joe Bennett will give a presentation. Key takeaways we would like to leave you with today, first, focus on safety and compliance and operating excellence with Tidewater. Overall, we think it’s a very healthy background of fundamentals for our industry continue to be positive good commodity support for our clients to allow them to continue to make investments in offshore projects on a worldwide basis and again the working rig count continues to move in a positive direction.

We have a chart that will show you both the shelf and deepwater, but again it’s a -- I think a very healthy backdrop. Also looking at the number of rigs that are under construction and the delivery schedule on new rigs, we think makes a pretty good -- pretty compelling case as far as the demand side.

Tidewater, if we take a look at how we have done over the years, it is a cyclical business. We’ll take a look at our past couple of years where we had some very nice returns, take a look at the trough where we have come out of and we think we are coming up nicely on the back side and continue to be on the front-end of what will be a very good market over the next several years.

Take a look at the map of Tidewater. We are the largest in the world. Our worldwide scope, we have everything from Australia up into China, all through India, the Middle East East and West Africa certainly, all through the Americas. And, as most of you know, we made a purchase early in the summer, the Troms acquisition. That was a Norwegian PSV operator, very key expertise in deepwater, harsh water arctic environments. That’s been a nice acquisition for us too. So really we’re -- we are a full-service provider geographically in every major province, oil and gas in the world.

Looking at the fleet, we’ve talked about the — a little bit about the investment we’ve made almost to the tune of about $5 billion in the fleet recapitalization. Today we have the largest, the most technically advanced and the youngest OSV fleet in the world. Take a look at that. We continue to add to that fleet. We have got about 32 ships under construction and Joe will walk you through some of that.

And at the same time, we did all this. We think as, as relatively conservative people, we didn’t lever up very high. We are at about a 35 percent net debt to capitalization ratio. Take a look at that. For us, that’s relatively high levels. I think if you look at us by some of our competitors we are still kind of the button-down conservative guys in the room. We think that operationally our business has enough inherent risks, so getting overlevered is a potential recipe for disaster.

So I think we’ve done so and made that reinvestment very wisely. We always look at the safety record of Tidewater. I think this has become -- since Macondo, everybody talks about safety. I think if you try to go back and look at some old Tidewater presentations from Dean Taylor my predecessor, we’ve been doing safety for a long time and I think the record, speaks for itself.

This is a graph that shows the TRIR of Tidewater which is the blue rectangles versus three really of our competitor or not our competitors, our clients. We’re looking at Chevron and Exxon and also Dow Chemical. Again, companies I think that are known for their commitment to safety, HS&E, and again less is better on this graph. The good news is as a whole it’s going down and I think Tidewater compares very favorably. We certainly, I think, push very hard and have for some time to be good stewards of our employees, the equipment we use, the environment we operate in.

Talking about the rigs and the backdrop, this is a chart going back to 2004. The blue line on top, that’s the number of working jackups in the world. Floaters are in gold. As you can see, overall the trend is up and to the right, which is good. You see the blip on the jackups. That’s after the financial crisis in 2008. That was the drop off, the number of working jackups really took it on the chin.

Floaters, even though there was the economic decline, if you will, in 2008 on a worldwide basis and then followed by Macondo on a worldwide basis, the floating rigs really didn’t take the big drop off, it continued to move up. We’re at historical highs today in the total of rigs working. And again, prior to where we are the previous peak, you can see that again both on the floaters and for us importantly on the jackup side, we are at all-time highs. This is the single one number of the health of our industry because the majority of our work is rig-driven activities.

So as a takeoff from that, just looking at a couple of segments, again in 2008, there were about 600, a little over 600 working rigs. Rigs under construction at that time 186. You looked at the OSV population, 2,000 and doing a rough vessel to rig ratio a little over 3 - 3.4. This was a very good financial environment for Tidewater. We had pricing power, high utilization on our ships, record financial performance for the company.

As you go through the trough, you can see where we were in 2011 working rig count had dropped OSV population increased. We got up to nearly a five ratio on the OSV to rigs. These were tough times for the boat owners in the world. Where we find ourselves today, a little over 700 rigs on a worldwide basis working. Rigs under construction 220 and when you look at that split, there’s about 100 deepwater rigs, about 120 jackups and we think a very favorable delivery schedule on the new rigs.

Over the next 18 months, I believe it’s close to 60 jackups being delivered and I think there’s another 50 deepwater rigs would also be delivered over that time period. So, again, a favorable delivery schedule over the next 12 to 18 months as far as new rigs entering the market. OSV population today is a 2,997. This is from ODS-Petrodata.

One thing that’s embedded in here, are old ships that really may have already left the market. I think the industry as a whole is very good at counting new ships and adding those into the global population. What is much more difficult is to remove vessels that have, in effect, left the market or aren’t there. So of that 2,900, I think there is a good number that have already left. It is not that high.

And then the order book today, the OSVs around 436, certainly down from the high of that 736 earlier. When you put all that together, this comes up with a vessel to rig ratio of a little over four, certainly not as good as it was but it’s definitely an improving market for us and we think that actually when you make a couple of considerations of what will happen, reasonably conservative what-ifs, what if the rig count drop -- jumps to 770?

Well, again, you have 713 working today, 222 under construction, again, I said with that delivery schedule of roughly 100 rigs or 100 plus rigs over the next 12 to 18 months, they’re not all going to be incremental but I think the drillers and certainly the information we have is that a large percentage of those will be incremental. So getting that rig count up to 770, I think, is very much a number that is achievable for the industry.

Taking a look at the OSV population, what if we drop it to 2,725 and again where that’s going to come from is taking that 436, adding it to the 2,997 but embedded, as I said before, in that 2,997 there’s a lot of old ships. And in fact on my next slide is about 750 old OSVs that are 25 years or older. We think, in effect, they either have been or will be pushed out of the market.

Clients do not want to put new rigs with the focus on HS&E we have today. You don’t want to have a 25 or 30-year-old vessel run into your brand new rig. That just doesn’t make a lot of sense to do that. That risk profile is one that our clients we see time and time again they will not take the older equipment. It’s going out.

So what kind of ratio does that give us? That’s back well under that 4.0, solidly in a 3.5. We think again that would really give us again some nice pricing power. It should be pretty good times, if you will, for Tidewater and the OSV sector.

This was the graph that shows the number of ships on the red columns. That’s the number of ships that are 25 years and older. It’s about 750. This is actually showing you the vessel construction by age. So everything to the -- what is left of the dotted line? That’s the old equipment that we think is being pushed out and has been pushed out.

And when you look at what that equipment is, it’s not deepwater because deepwater really didn’t exist when those ships were made. A majority, if not 100 percent of those, are mostly tow supply and supply vessels. It’s the shelf-support equipment that’s really getting pushed out due to age.

Same chart for Tidewater showing you what our current fleet looks like. I’m very happy to say that you can see anything to the left of 1995 is not a whole lot of ships. Today, we’ve got about 240 new ships in the fleet with an average age of just a little over six years. Additionally, we have another legacy number of ships 32 traditional vessels. You can see the 27.3 ages. The 32 traditional vessels will be pushed out, again, of Tidewater.

We’re looking at that really about over the next two calendar years. I think the majority of that 32 will go away. We certainly have today I think again 32 vessels under construction and that’s not a one for one by any stretch but, the legacy fleet on account is going away. And financially, that traditional vessels, legacy vessels, they really are very, very small percentage of the financial performance for the company today.

Looking at the industry as a whole, it is a fragmented industry. That’s Tidewater on the far left at 237 and we’re talking about AHTSs and PSVs. This takes out crew boats and tugs and some other, just looking really what our core business is. You can see Tidewater is at 237. Competitors one through five, you can see how it shakes down and then five vessels or less this -- furthest to the right column is about 400 owners that average five vessels or less. Again, it’s fragmented. I think if we consolidate -- everyone talks about consolidation and somehow if Tidewater were to consolidate our next five competitors, I think would be in about a 25 percent market share at the end of the day. So it is a fragmented industry that we find ourselves in.

And with that, I’ll turn it over to Joe to finish up.

Joe Bennett

Thank you. Thank you, Jeff. It’s always good to be back here and appreciate the invite. Jeff talked earlier about our history of earnings and solid through-cycle returns and that’s how we view our business. Living in the volatile business that we operate in, we know we’re going to have good years and bad years. This is a perfect example of a cycle. And as we proceed through, you, you see this line going from returns in the 4 percent or 5 percent range up to the 18 percent to 20 percent range during the prior peak, the last three years. People talk about where we are in this ballgame now.

In the early innings of what we believe will be a nice cycle hard to predict. People think it’s moving slower than what has happened in the past. It always seems slow when you’re in the middle of it and for folks that follow Tidewater know we don’t give earnings guidance but at least the sell side, which we’re up to about 20 companies that follow Tidewater, believe that this current fiscal year, which is Fiscal 2014 -- we are a March year end -- most have us earning $4 plus in this year. So again a continued growth in earnings expansion and even the fiscal ’15 numbers now people have us earning $5 to $6 of earnings. Again, we’re not giving any guidance on that but, that’s what a lot of smart people believe this industry and specifically what Tidewater will do in the near term.

A quick walk around the globe, these are our boots on the ground. Jeff talked about our global spread, well this is it. I’d welcome any other oil service company to show their slide and I don’t think you’d see too many that exceed our people spread all around the globe and these are employees, these aren’t agents of Tidewater, these are employees of Tidewater of a variety of nationalities.

We report in four distinct geographic segments. The largest and has been the largest by far about half of our fleet a little over half is in sub-Saharan Africa and as Jeff said, now we can include Europe in that. We can include some boats operating in the North Sea but 142 vessels operating primarily those numbers in sub-Saharan Africa, a big spread in, as you know, in Angola. And on the east side of Africa, we have to catch ourselves. We usually say West Africa but we need to include East Africa as a major player on that side of Africa.

The Americas, which includes not only the Gulf of Mexico, but Mexico and Brazil as the three primary geographic regions within the Americas pretty nicely split. We tell people we have exposure to this growing demand in the Gulf of Mexico, certainly not what it was 10 or 15 years ago from a pure numbers of vessels standpoint, but a good exposure of deepwater equipment. We’re building five additional vessels that are U.S.-flagged vessels on the deepwater side. But our exposure in Brazil and Mexico is also very, very good and growing.

The next one, MENA, Middle East/North Africa is a growing number. If you saw this slide five or 10 years ago, the number would be considerably less than this 40 or so driven and this is a region that’s pretty broad from the Med all the way over to India, enough has been said I think by us and others on the growth in pure Middle East, Saudi Arabia, for instance has been significant for us. We’re upwards to 15, 20 plus boats operating in Saudi alone and that was a much, much lesser number just three years ago, so a good growing area, primarily a jackup support area, not totally, but primarily.

And then lastly Asia Pac and, and this is again a large geographic region dominated by mostly shallow water on the Southeast Asian front and, and larger boats in a smaller, but important Australian market for us. Again, added exposure to a growing Gulf of Mexico market, either by returning U.S.-flagged vessels that are operating internationally or by the increase from incremental boats being built that are U.S. flag.

This is our scorecard that Jeff referred to before, our almost $5 billion worth of assets that have been committed to. Only 32 of this 272 were still under construction as of the end of June. We owe about $650 million on those 32 assets, 23 of those 32 are deepwater PSVs. So we’re very biased in the current backlog to the deepwater side of the business. This is also different than what I presented in the past. We’ve included the average cost of the vessels in here because people know us. They know us as an EVA-type company, return on capital is very important.

This is the most important decision that Jeff and our board and our management team makes on a day in, day out basis. What are we going to pay for the individual assets and we’re very pleased with these average costs. There’s not enough said about what everyone is paying for these assets. We’re very pleased with what we have set up in the fleet that will carry us forward for the next, many years.

Our balance sheet is still in good shape. Jeff mentioned the Troms acquisition. That was about a $400 million acquisition that bumped up our debt-to-cap to the 35 percent range. Again, still a very, I think, conservative, but at the top end of our, of our comfort zone from a debt-to-cap standpoint. It’s where we’ve been working to get to, actually, as somewhat of an optimal capital structure. So we’re pleased being there.

People may have seen two days ago, we did a press release. We did an additional private placement for $500 million. That is mostly being used to refinance. We’ve paid off the vast majority of the debt that we inherited with Troms, which was more expensive debt than -- than our own debt and had some payments on prior private placements. So we financed those largely through our revolver, so this money will be used to kind of refinance the revolver on what is several tranches, but about a nine and three quarter year average maturity and an average weighted coupon of about 4.8 percent. So still a sub 5 percent unsecured, loan that we are pleased to have completed.

We’ve got limited time left. I’m going to cover our two major classes of assets and what they have done, what they’re currently doing. Our deepwater PSVs have grown. The fleet has grown nicely from back in the prior peak where we had about 25 of these new assets to where they were in this prior quarter, the June quarter, which was 69 of those.

Keep in mind, again, we have 23 more of these coming, so we will be approaching in the next year or two 100, just short of 100 of these new deepwater PSVs that are in very high demand, great utilization, a still continued growing day rate. We still have probably about 30 percent of these assets that have not rolled their contracts to new higher day rates. Those will happen over the next three, six, nine months primarily. So we’re going to have a natural progression in the average day rate that in June was just short of $29,000. I think within the next couple of quarters you’ll see that number grow to over $30,000 a day. So very pleased with where this whole segment is going.

A lot of emphasis, a lot of discussion recently on the jackup market and that improving jackup market and what has happened or hasn’t happened on the towing supply/supply vessels. So you see the prior peak where the day rates got up to $20,000 a day and they grew rather quickly from $15,000 to $20,000. The average term of these contracts is generally about a year to a year and a quarter. So as day rates move, this class of asset can move much quicker than can the deepwater class of assets.

But what you have seen -- what Jeff talked about before, the drop after the financial crisis in the jackup market caused the day rates to slide and then be relatively stable for a number of years. Now we’re starting to see -- you see at the tail end of this an improvement in day rates, but they really haven’t caught enough traction to be able to push the day rates up in any significant way yet. If people believe that the vast majority of the jackups that will be delivered over the next six, nine, 12 months as, as Jeff referred to, will be incremental and they are going to tighten this market and hopefully during that time period, we will then, as an industry, be in a position to be able to push day rates and these are big numbers because you’re talking about 103 new assets of this variety for Tidewater.

Lastly, we don’t go anywhere without finishing with our coiled spring slide that I developed a few years ago. This is meant to not be a prediction of future earnings per se, but a sensitivity of as we add our current new fleet, the 32 new boats that are under construction and then I add up another 20 because we still have an appetite to add some more on top of that. So this is a view of 292 new Tidewater assets in our fleet and if we replicate our day rate, our utilization, our operating margin et cetera from this past quarter actual numbers, we would earn about $3 to $4 of earnings and $450 million of EBITDA.

How sensitive we are to the day rates and utilization? So I bumped the utilization a bit. Quinn Fanning, our CFO, actually gave guidance for the rest of the year that, that our group of new assets should average in the 85 percent range. So it’s certainly isn’t a stretch to get to that number of utilization, the day rate arbitrarily bumped by 10 percent.

How easy is it to do that? Well you’ll see in just a second what we have done over the past couple of years has been a much greater than 10 percent increase, and we think that with rollovers of deepwater PSVs additional deepwater PSVs and hopefully an improving day rate environment for the tow and supply vessels that we can get to at least this number. This has operating margin number in the upper 40 percent range, when guided to the second half of this fiscal year being 45 percent plus in operating margin.

And then lastly, if we bump it up to what I consider to be a full utilization of 90 percent and another growth in day rate to 10 percent more, just how sensitive it is to earnings to cash flow start approaching, you know, $1 billion of annual cash flows. These are EPS numbers that we have not done before but I must say we have also not ever had a $5 billion asset base for which to provide this type of earnings.

So this is the Tidewater story. We’re not suggesting we’re going to do these earnings tomorrow because frankly it’s going to take a bit of time to get our fleet up to 290 new ships but we’re heading in this direction.

So with that I think we hit our time just about right and if there’s a question or two, we’d be glad to try to answer them. David?

Questioner

Joe Bennett

Yeah. Yeah, the question for webcasting purposes is the international jackup fleet, where is it going with national oil companies? Um, yes, we have seen. You know, we’ve done some recent comparisons of the prior peak specifically in the jackup market. Where did we make our money? Why did we get to $20,000 day rates on the tow and supply vessels last time? And it’s interesting by geographies that Southeast Asia was a big market. Nigeria was a big market back then and those are markets of generally low operating cost and great margins and, you know, so good, good -- really good returns in those regions.

Now, uh, David, as you say, you know, there are some new players in that market. Saudi Aramco being one of them that has been well publicized of which we’re getting our share of vessels with them. When you work for national oil companies, you’re not going to get the stellar, stellar rates but we’re getting very good rates. We have responded to open tenders for the last three years with Saudi Aramco as an example.

Each one of those have been at increasing day rates so we’re very, very pleased with the returns on the day rates that are going. Are they the same as what you would get with just an international oil company in Southeast Asia or Nigeria? Probably not, but they’re, very, very good rates with good commensurate returns that go with it.

So it is a changing fundamental market. Whether it continues to change? The question is if 50 more jackups come out, who’s hiring those? And I think most people will agree that a decent number is going to go to the Middle East. So the, customer base is an important thing to understand and appreciate as we view the expansion of earnings and where it can come from.

Jeff Platt

The key for us is the proof of value and efficiency and get the clients to get off the focus on day rates. Day rate is not the overall cost. If you look at what the spread costs are and what the true expense is for getting a service provider. And I think Saudi is an example which Joe talked about. We got in there and not that they were doing things bad, but we take it into Tidewater international type standards and that we have seen some success in rig progression and, and the tenders have come out since our initial entry into. We had to try to prove the overall value and get away from absolute day rates as that’s the best form.

Joe Bennett

I think we’re out of time. We appreciate everyone coming and listening to the story. Thank you.